Exhibit 11

                           EQUITABLE OF IOWA COMPANIES
                  Consolidated Net Income Per Share Computation

                                    Three Months Ended       Nine Months Ended
                                       September 30,           September 30,
                                 ___________ ___________ ___________ ___________
                                    1995        1994        1995        1994
                                 ___________ ___________ ___________ ___________
                                 (Dollars in thousands, except per share data)
Primary:
  Net income                        $26,840     $24,721     $77,254     $73,336
                                 =========== =========== =========== ===========
  Average shares
   outstanding                   31,731,063  31,644,743  31,690,934  31,595,419
                                 =========== =========== =========== ===========
  Net income per share                $0.85       $0.78       $2.44       $2.32
                                 =========== =========== =========== ===========

Fully diluted:
  Net income                        $26,840     $24,721     $77,254     $73,336
                                 =========== =========== =========== ===========

  Average shares
   outstanding                   31,731,063  31,644,743  31,690,934  31,595,419

  Add:  Net effect of dilutive
     stock options - based on
     the treasury stock method
     using period-end market
     price, if higher than
     average market
     price                          446,888     661,269     423,539     661,269
                                 ___________ ___________ ___________ ___________
        Total                    32,177,951  32,306,012  32,114,473  32,256,688
                                 =========== =========== =========== ===========
  Net income per share                $0.83       $0.76       $2.41       $2.27
                                 =========== =========== =========== ===========

NOTE: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.
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